United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	DHIL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                                                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On July 31, 2024, Diamond Hill Investment Group, Inc. (the “Company”) issued a press release reporting its results of operations for the fiscal quarter ended June 30, 2024. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically states that the information is to be considered filed under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended. By furnishing the information in this Form 8-K and the attached exhibit, the Company is making no admission as to the materiality of any information in this Form 8-K or the exhibit.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Amended and Restated Code of Regulations (“Regulations”) provides that the Company’s board of directors (“Board”) may fix or change the number of directors and may fill any director’s office that is created by an increase in the number of directors; provided, however, that the Board may not increase the number of directors to more than 15 nor reduce the number of directors to less than five. Pursuant to the Regulations, on July 29, 2024, the Board: (1) increased the size of the Board from six directors to seven directors, and (2) appointed Gordon B. Fowler, Jr. to serve as a director on the Board and fill the seat created by the increase in the number of directors on the Board. The Board appointed Mr. Fowler, whom the Board determined is an independent director, upon the recommendation of its Nominating and Governance Committee. Mr. Fowler has also been appointed as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Governance Committee. Mr. Fowler’s current term continues through the Company’s annual meeting of shareholders in 2025 (“Annual Meeting”).

There are no arrangements or understandings between Mr. Fowler and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Fowler and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Between his appointment and the Annual Meeting, Mr. Fowler will receive cash compensation of $86,250, which represents three-quarters of the value of the annual restricted stock awarded to directors, and three quarterly director fee payments of $10,000 each, all of which is consistent in value with the Company’s customary director compensation program.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Earnings release issued by the Registrant dated July 31, 2024.
99.2	Press release issued by the Registrant dated July 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	July 31, 2024	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer and Treasurer